UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2008

FLEXTRONICS INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore (State or other jurisdiction of incorporation)	0-23354 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore (Address of principal executive offices)	018989 (Zip Code)
Registrant’s telephone number, including area code: (65) 6890-7188
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (a) On January 10, 2008, Mr. Michael E. Marks retired from the Board of Directors of Flextronics International Ltd. (the “Company”). Upon Mr. Marks’ retirement, Mr. H. Raymond Bingham was appointed Chairman of the Board.
     (d) Also on January 10, 2008, Willy C. Shih, Ph.D., was appointed to the Company’s Board of Directors. Dr. Shih joined the board as an independent director. There is no arrangement or understanding between Dr. Shih and any other person pursuant to which he was appointed as a director. Dr. Shih has not yet been appointed to serve on any committee of the Board of Directors.
     Pursuant to the Company’s non-management directors’ compensation programs, Dr. Shih will be entitled to receive: (i) annual cash compensation of $60,000, payable quarterly in arrears; (ii) upon his appointment, an automatic grant of options to purchase 25,000 shares, with an exercise price equal to the grant date fair market value, which shall vest 25% on the first anniversary and in 36 equal monthly installments thereafter; (iii) an annual automatic grant of 12,500 options on the date of each annual general meeting, which shall vest 25% on the first anniversary and in 36 equal monthly installments thereafter; and (iv) an annual stock bonus award following each annual general meeting of shares having an aggregate fair market value of $100,000. The Company’s Articles of Association provide that, subject to the Singapore Companies Act, every director shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto. The Company has entered into indemnification agreements with its directors which provide for indemnification to the maximum extent permitted by the Singapore Companies Act. The Company also has obtained a policy of directors’ and officers’ liability insurance that will insure directors against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Singapore Companies Act.
     The foregoing descriptions of the Company’s non-management directors’ compensation programs and the indemnification arrangements are qualified by reference to the descriptions included in the proxy statement for the Company’s 2007 Annual General Meeting, which is included in the joint proxy statement/prospectus in the Form S-4/A filed with the Securities and Exchange Commission on August 7, 2007.
     On January 10, 2008, the Company issued a press release announcing Mr. Marks’ retirement and Dr. Shih’s appointment, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
     The following exhibit is filed with this Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated January 10, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
Date: January 11, 2008	By:	/s/ Thomas J. Smach
		Name:	Thomas J. Smach
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 10, 2008, issued by Flextronics International Ltd.